Exhibit 10.2

EXHIBIT B

Amendments to the Stock Option Agreements

Evidencing Outstanding Options

Granted Under the 2002 Stock Option Plan

Each Stock Option Agreement evidencing an award of options to purchase Common Stock of the Corporation heretofore granted under the Pacer International, Inc. 2002 Stock Option Plan (the “Plan”) and outstanding on the date this amendment is approved by the Board, and each Stock Option Agreement hereafter executed by the Corporation in connection with new option grants under the Plan, shall be amended and supplemented by adding the following provisions in their entirety as Annex I to such Stock Option Agreements:

“ANNEX I”

“Acceleration of Vesting Upon a Change in Control”

1. As used in this Annex I, the following capitalized terms have the following meanings (capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Plan):

(a) “Change in Control” means, as determined by the Committee, the happening of any of the following:

(i) any “person” or any “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any Subsidiary of the Company and any employee benefit plan of the Company or any of its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the total combined voting power of the Company’s Voting Securities;

(ii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company, or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company (any of the foregoing events being referred to herein as a “Business Combination”), unless such Business Combination also constitutes a Non-Control Transaction (as defined below);

(iii) individuals constituting the Board as of August 1, 2006 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (or the board of directors or similar governing body of the surviving entity or its ultimate parent company in the case of a merger, consolidation or reorganization of the Company whose principal purpose is to change the Company’s state of incorporation, form a holding company or effect a similar reorganization as to form); provided, however, that any individual whose election to the Board, or whose nomination for election to the Board by the Company’s stockholders, was approved or recommended by at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board unless such individual’s initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors (including by way of consent solicitation); or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Exhibit B-1-

(b) “Non-Control Transaction” means any Business Combination immediately following which both of the following conditions are satisfied:

(i) more than 50% of the total combined voting power of the Voting Securities of the corporation or other entity resulting from such Business Combination (including a corporation or other entity that acquires all or substantially all of the assets of the Company or that beneficially owns, directly or indirectly, 100% of the Company’s Voting Securities) or the ultimate parent company thereof is represented by shares that comprised Voting Securities of the Company immediately prior to such Business Combination (either by remaining outstanding or by being converted), and such voting power is in substantially the same proportion as the voting power of such Voting Securities of the Company immediately prior to such Business Combination; and

(ii) at least a majority of the members of the board of directors or equivalent governing body of the corporation or other entity resulting from such Business Combination or the ultimate parent company thereof were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination.

(c) “Subsidiary” means any entity, domestic or foreign, of which not less than 50 percent of the outstanding Voting Securities are owned or controlled, directly or indirectly, by the Company, whether or not such entity now exists or is hereafter organized or acquired.

(d) “Voting Securities” of any corporation or other entity means those securities of such corporation or other entity entitling the holder thereof to vote in the election of directors of such corporation or other persons performing a similar function for such other entity.

2. Accelerated Vesting Upon a Change in Control. Anything contained in this Agreement or the Plan to the contrary notwithstanding, and in addition to the Optionee’s rights under the Plan upon the occurrence of a Corporate Transaction (as defined in the Plan):

(a) if a Change in Control (as hereinafter defined) shall occur at any time, then the portion of the Option that is unvested on the date of such Change in Control shall vest and become exercisable in its entirety effective as of immediately prior to, but subject to in the case of a Change in Control specified in clauses (ii) and (iv) of the definition thereof, the consummation of, such Change in Control;

(b) the Company shall give the Optionee written notice of an actual or proposed Change in Control as promptly as practicable after becoming aware thereof in order to give such holder an opportunity to exercise his or her Options and participate in such Change in Control, where applicable; and

(c) with respect to a Change in Control specified in clauses (ii) and (iv) of the definition thereof, (A) any notice of the exercise of that portion of the Option that becomes vested pursuant to Section 2(a) of this Annex I shall be conditioned upon the consummation of such Change in Control, and (B) upon the exercise of that portion of the Option that becomes vested pursuant to Section 2(a) of this Annex I, such exercise shall be deemed to be effective, and the shares issuable upon such exercise shall be deemed to be issued, simultaneously with the consummation of such Change in Control, provided that either (x) the aggregate exercise price therefor shall have been paid to the Company in accordance with the applicable provisions of the Plan or (y) other reasonable and adequate provision is made by the Committee for the payment thereof in connection with such Change in Control.

Exhibit B-2-